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                                                                     EXHIBIT 8.1
                                                                     -------
                 [Letterhead of Wachtell, Lipton, Rosen & Katz]

                             [Form of Tax Opinion]





                                 March 11, 1998



First American Corporation
First American Center
Nashville, Tennessee  37237-0700

Ladies/Gentlemen:

     We have acted as special counsel to First American Corporation, a Tennessee corporation ("First American"), in connection with the proposed merger (the "Merger") of Deposit Guaranty Corp., a Mississippi corporation ("Deposit Guaranty") with and into First American, upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of December 7, 1997, between First American and Deposit Guaranty (the "Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.

     For purposes of the opinion set forth below, we have relied, with the consent of First American and the consent of Deposit Guaranty, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of First American and Deposit Guaranty dated the date hereof (copies of which are attached hereto and which are incorporated herein by reference), and have assumed that such certificates will be complete and accurate as of the Effective Time. We have also relied upon the accuracy of the Registration Statement and the Joint Proxy Statement-Prospectus included therein (together, the "Proxy Statement"). Any capitalized term used and not defined herein has the meaning given to it in the Proxy Statement or the appendices thereto (including the Agreement).
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First American Corporation
March 11, 1998
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          We have also assumed that the transactions contemplated by the
Agreement will be consummated in accordance therewith and as described in the Proxy Statement and that the Merger will qualify as a statutory merger under the applicable laws of the States of Mississippi and Tennessee.

          Based upon and subject to the foregoing, under currently applicable United States federal income tax law, it is our opinion that, for United States federal income tax purposes:

          (i) The Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code;

         (ii) No gain or loss will be recognized by First American or Deposit Guaranty as a result of the Merger;

        (iii) No gain or loss will be recognized by the Deposit Guaranty Shareholders who exchange all of their Deposit Guaranty Common Stock solely for First American Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in First American Common Stock); and

         (iv) The aggregate tax basis of the First American Common Stock received by Deposit Guaranty Shareholders who exchange all of their Deposit Guaranty Common Stock solely for First American Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Deposit Guaranty Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "THE MERGER -- Certain Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          This opinion may not be applicable to stockholders subject to special treatment under U.S. federal income tax law
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First American Corporation
March 11, 1998
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(including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired Deposit Guaranty Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Deposit Guaranty Common Stock as part of a hedge, straddle or conversion transaction).


                              Very truly yours,

                              /s/ Wachtell, Lipton, Rosen & Katz